ASSET PURCHASE AGREEMENT

         This Asset Purchase Agreement  ("Agreement"),  is entered into as of 19
June  2006  (the  "Effective   Date")  by  and  between  the  following  parties
(collectively, the "Parties"):

     Implantable Vision, Inc. a Utah Corporation with a principal office at 25730 Lorain Rd., North Olmsted, OH 44070 ("IMPLANTABLE VISION"), and,

     CIBA Vision AG, a Swiss corporation with offices at Hardhoftrasse 15, CH-8424, Embrach, Switzerland ("CIBA")

         Whereas, CIBA desires to convey to IMPLANTABLE VISION and IMPLANTABLE VISION desires to acquire from CIBA certain intangible assets relating to CIBA's ophthalmic surgical products business;

         Now, therefore, in consideration of the obligations undertaken by each party and other good and valuable consideration, and intending to be legally bound, the Parties hereby agree as follows:

1.       Definitions

         As used in this Agreement, the following terms shall have the meanings set forth below:

     1.1. "Affiliate" means any person or legal entity controlling, controlled by, or under common control with a party to this Agreement.

     1.2 "Assets" means CIBA's U.S. and Japanese rights, title and interest to the following:

          1.1.1 "Patent Rights"

          1.1.1.1 US Patent No. 6,706,066: Floating phakic refractive lens design for preserving eye dynamics;

          1.1.1.2 US Patent No. 6,015,435: Self-centering phakic intraocular lens;

          1.1.1.3 US Patent No. 6,428,574: Self-centering phakic intraocular lens;

          1.1.1.4 US Patent No. 6,506,212: Anatomically compatible posterior chamber phakic refractive lenses;

          1.1.1.5 US Patent No. 6,638,307: Methods of surface treatment for enhancing the performance of a floating phakic refractive lens design.

          1.1.1.6 Japanese Application No. 2001-51980

          1.1.1.7 Japanese Application No. 10-519657

          1.1.1.8 Japanese Application No. 2002-508351

          1.1.1.9 Japanese Application No. 2001-548033

              These patent rights are and shall remain subject to a nonexclusive license to Medennium Corporation to manufacture the Products. A copy of the license agreement has been provided to IMPLANTABLE VISION.

         1.1.2 Sponsorship of the US FDA trial Investigational Device Exemption IDE G980278 for ongoing PRL clinical trial and related FDA documentation.

         1.1.3 PRL Trademark in US (US Reg. No. 2532974) and Japan (Japanese Registration No 4614342 )



     1.2. "Closing" means the consummation of the purchase and sale of the Assets and related transactions contemplated under this Agreement.

     1.3. "Closing Date" means the time and date on which the Closing becomes effective.

     1.4. Net Sales means shall mean the amount billed by IMPLANTABLE VISION, its Affiliates and any licensee to third parties for the sale of Products, less cash discounts and/or quantity discounts allowed; credits for customers; returns and allowances; charges for freight, handing and transportation separately billed; and sales and use taxes and other similar taxes incurred; all as determined in accordance with generally accepted GAAP accounting principles in the US. Net Sales shall be converted to US Dollars based on the applicable exchange rate published in the Wall Street Journal as of the last day of the applicable calendar quarter.

     1.5. "Products" means any Phakic Refractive Lens (PRL) for the treatment of myopia and hyperopia, for commercial sale in the US and Japan that includes or is based upon the ASSETS and any other PRL that would otherwise infringe the Patent Rights.

     1.6. "Total Royalty Period" means the period commencing upon the Effective Date of the Definitive Agreement and extending seven (7) years or until the expiry or invalidation of each and every of the Patent Rights on a country by country basis, whichever comes first.

2.       CONVEYANCE OF ASSETS

     2.1. Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, CIBA shall sell, assign, transfer, convey and deliver to IMPLANTABLE VISION, and IMPLANTABLE VISION shall purchase, acquire and accept, all right, title and interest of CIBA in and to the Assets as of the Closing Date.

No other Conveyance. CIBA and IMPLANTABLE VISION expressly acknowledge and agree that, except for the Assets, no other tangible or intangible property, rights, or licenses are intended or shall be conveyed to CIBA pursuant to this Agreement.

CONSIDERATION.

            In  consideration  for the  conveyance  of the  Assets  pursuant  to
Article 2, IMPLANTABLE VISION shall:

     2.1. Pay CIBA ONE MILLION US Dollars ($1,000,000) by wire transfer from an Escrow account on the Closing Date; and

     2.2. For a period of two (2) years following the Effective Date ("First Royalty Period"), Implantable Vision shall pay CIBA a royalty of eight and one-half percent (8.5%) of Net Sales of Products. For the three
          (3) years following the First Royalty Period ("Second Royalty Period") Implantable Vision shall pay a royalty of seven percent (7%) of Net Sales. After the Second Royalty Period, Implantable Vision shall pay CIBA a royalty of five percent (5%) of Net Sales until the end of the Total Royalty Period. Royalties will be due quarterly, thirty (30) days after quarter end until the expiry of the Total Royalty Period. Royalties will be paid only where the Products are sold and one or more of the patents are not declared invalid by a court of competent jurisdiction and all rights of appeal are exhausted.

3.       ASSIGNMENT OF ASSETS

     3.1. Assigned Assets. As of the Closing Date, CIBA shall assign to IMPLANTABLE VISION all of the rights and interests CIBA possesses in and under the Assets subject to the existing license and IMPLANTABLE VISION shall assume all of the liabilities and obligations of CIBA arising out or relating to the Assets as of or following the Closing Date.

     3.2. No Continuing Obligations. Following the closing, Implantable Vision shall be solely responsible for prosecution, maintenance and defense of the patents, patent applications and trademarks that are described as Assets. Implantable Vision shall be solely responsible for pursuit of any further actions with respect to IDE G980278 and any liabilities related to the clinical trial.

     3.3. Patent Maintenance. In the event IMPLANTABLE VISION chooses to abandon Patent Rights, IMPLANTABLE VISION shall give written notice to CIBA at least ninety (90) days prior to abandonment. In the case of such notice of intent to abandon by Implantable Vision, CIBA may take back title to Patent Rights by notifying IMPLANTABLE VISION within ninety
          (90) days after IMPLANTABLE VISION's notice of intent to abandon and paying the required maintenance fees

4.       REPRESENTATIONS AND WARRANTIES OF CIBA

         CIBA hereby represents and warrants to IMPLANTABLE VISION as follows:

     4.1. Corporate Status. Each of the entities included within the definition of CIBA is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has all requisite corporate power and authority to carry on its business as it is now being conducted, and to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.

     4.2. Title to Assets. CIBA and/or its patent, Novartis AG believes in good faith that it has good and marketable title to all of the Assets subject to the aforementioned licenses. To CIBA's knowledge there are no outstanding agreements, liens or encumbrances, except for the aforementioned license, which is inconsistent with the provisions of this Agreement to which CIBA is a party.

     4.3. Compliance with Law. CIBA has not received any notice of any material violation of any applicable law, regulation or other requirement of any governmental body, agency or authority or court relating to the Assets which remains unresolved as of the Closing Date.

     4.4. Disclaimer  and  Limitation of Liability.  EXCEPT AS SET FORTH IN THIS
          ARTICLE 5, (i) CIBA MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, RELATING TO THE ASSETS, INCLUDING WITHOUT LIMITATION, ANY REPRESENTATION OR WARRANTY AS TO VALUE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR FOR ORDINARY PURPOSES, VALIDITY, TITLE OR NON-INFRINGEMENT. OR ANY OTHER MATTER; AND (ii) THE ASSETS ARE CONVEYED TO IMPLANTABLE VISION ON AN "AS IS, WHERE IS" BASIS AND T IMPLANTABLE VISION SHALL RELY ON ITS OWN EXAMINATION THEREOF. IN NO EVENT SHALL CIBA BE LIABLE FOR ANY MATTER WHATSOEVER RELATING TO THE USE OF THE ASSETS FOLLOWING THE EFFECTIVE DATE BY IMPLANTABLE VISION, ITS AFFILIATES OR ANY THIRD PARTY. IN NO EVENT SHALL CIBA BE LIABLE FOR INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OR LOST PROFITS.

5.       REPRESENTATIONS AND WARRANTIES OF IMPLANTABLE VISION

         IMPLANTABLE VISION hereby represents and warrants to CIBA as follows:

     5.1 Corporate Status. IMPLANTABLE VISION is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has all requisite corporate power and authority to carry on its business as it is now being conducted, and to execute, deliver and perform this Agreement and to
          consummate   the   transactions   contemplated   hereby.


     5.2 Consents and Approvals. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of IMPLANTABLE VISION. Neither the execution and delivery by IMPLANTABLE VISION of this Agreement or the Transaction Documents, nor the performance thereof will require any filing, consent or approval or constitute a material default or breach under (a) any law or regulation to which IMPLANTABLE VISION is subject, (b) the charter documents of IMPLANTABLE VISION, (c) any other agreement to which the IMPLANTABLE VISION may be a party. This Agreement shall be the sole constitutor of the legal, valid and binding obligation of IMPLANTABLE VISION and shall be enforceable in accordance with its terms.

6.       CLOSING; CONDITIONS PRECEDENT

     6.1. Closing. The closing of the transactions contemplated by this Agreement shall take place by signing of the Agreement by executive representatives of both parties, and shall become effective as of the Closing Date.

     6.2. Conditions to the Obligations of IMPLANTABLE VISION. The obligations of IMPLANTABLE VISION to purchase the Assets and assume the Assumed Liabilities, and to consummate the other transactions contemplated by this Agreement, are subject to the satisfaction on and as of the Closing Date of each of the following conditions:

          6.2.1. Representations and Warranties. The representations and warranties of CIBA set forth in this Agreement shall be true and correct as of the Closing Date, except for breaches of representations and warranties as to matters that, individually or in the aggregate, would not have a material adverse effect on the Business.

          6.2.2. Performance of Obligations of CIBA. CIBA shall have performed or complied in all material respects with all obligations, conditions and covenants required to be performed by it under this Agreement at or prior to the Closing Date.

          6.2.3. Deliveries. CIBA shall have executed and delivered to IMPLANTABLE VISION, the FDA Study in the form of Exhibit A hereto, each Patent Assignment attached hereto as Exhibit B, and each Trademark Assignment attached hereto as Exhibit C.

     6.3. Conditions to the Obligations of CIBA. The obligations of CIBA to sell, assign, convey the Assets are subject to the satisfaction on and as of the Closing Date of each of the following conditions:

          6.3.1. Representations and Warranties. The representations and warranties of IMPLANTABLE VISION set forth in this Agreement shall be true and correct in all material respects as of the Closing Date, except for breaches of representations and warranties as to matters that individually or in the aggregate would not materially interfere with IMPLANTABLE VISION's performance of its obligations hereunder.

          6.3.2. Performance of Obligations of IMPLANTABLE VISION. IMPLANTABLE VISION shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

7.       INDEMNIFICATION

     7.1. By CIBA. From and after the Closing Date, to the extent provided in this Article 8, CIBA shall indemnify and hold harmless IMPLANTABLE VISION and each Affiliate and agent of IMPLANTABLE VISION (the "CIBA Indemnified Parties") from and against any (i) losses, damages, judgments, awards, penalties and settlements; (ii) demands, claims, suits, actions, causes of action, proceedings and assessments; and
          (iii) costs and expenses, penalties, court costs and reasonable fees and expenses of attorneys and expert witnesses incurred by a CIBA Indemnified Party resulting from, arising out of or relating to any events prior to the Effective Date of this Agreement.

     7.2. Limitation of CIBA's Liability. Notwithstanding any provision of this Agreement to the contrary, CIBA's obligations under Section 8.1 shall be limited as follows:

          7.2.1. All claims for indemnification by a CIBA Indemnified Party must be asserted no later than two (2) years after the Closing Date;

          7.2.2. No claim shall be made against CIBA unless and until the aggregate amount of such claims exceeds fifty thousand dollars ($50,000), in which event a CIBA Indemnified Party may claim indemnification for the amount in excess of fifty thousand dollars ($50,000), and may offset indemnity amounts against royalties due in the future;

          7.2.3. Any amounts payable by CIBA shall be reduced by the amount of any insurance proceeds, third party reimbursement or other compensation received by a CIBA Indemnified Party with respect to the matter for which indemnification is claimed but not from insurance policies of which Implantable is the primary insured;

          7.2.4. The maximum aggregate  liability of CIBA to IMPLANTABLE  VISION
               shall  be  limited  to  the  aggregate  cash   consideration  and
               royalties paid by IMPLANTABLE VISION to CIBA under Article 3.

     7.3. By IMPLANTABLE VISION. From and after the Closing Date, to the extent provided in this Article 8, IMPLANTABLE VISION shall indemnify and hold harmless CIBA and each Affiliate and agent of CIBA (the "IMPLANTABLE VISION Indemnified Parties") from and against any (i) losses, damages, judgments, awards, penalties and settlements; (ii) demands, claims, suits, actions, causes of action, proceedings and assessments; and (iii) costs and expenses, penalties, court costs and reasonable fees and expenses of attorneys and expert witnesses incurred by IMPLANTABLE VISION resulting from events arising on or after the Effective Date of this Agreement, but not for any liability related to implantations, or testing arising prior to the effective date hereof.

     7.4. Procedure for Claims. In the event that any party (the "Indemnified Party") receives notice of, or becomes aware of, a claim for which the Indemnified Party intends to seek indemnity hereunder, the Indemnified Party shall promptly provide the other party (the "Indemnifying Party") with notice of such claim. The Indemnifying Party shall have the right, at its option and its own expense, to be represented by counsel of its own choice and to defend against, negotiate, settle or otherwise deal with any such claim, provided the Indemnifying Party shall not enter into any settlement or compromise of any such claim which could lead to liability or create any financial or other obligation on the part of the Indemnified Party without the Indemnified Party's prior written consent. The Indemnified Party may participate in the defense of any claim with counsel of its own choice and at its own expense. The parties agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such claim. In the event that the Indemnifying Party does not undertake the defense, compromise or settlement of a claim, the Indemnified Party shall have the right to control the defense or settlement of such Claim with counsel of its choosing provided, however, that the Indemnified Party shall not settle or compromise any such claim without the Indemnifying Party's prior written consent, which consent shall not be unreasonably withheld.

8.       MISCELLANEOUS

     8.1. Counterparts.   This   Agreement  may  be  executed  in  one  or  more
          counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party.

     8.2. Entire Agreement. This Agreement and the exhibits hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter.

     8.3. Amendments and Waivers. No provisions of this Agreement shall be deemed waived, amended, supplemented or modified by any party, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of the party against whom it is sought to be enforced.

     8.4. Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Georgia, irrespective of its choice of laws principles, as to all matters, including matters of validity, construction, effect, enforceability, performance and remedies.

     8.5. Assignability. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and thereto, respectively, and their respective successors and assigns. Without limitation of the foregoing, the obligations to pay royalties under Article 3 shall be binding on any successor in interest, whether by acquisition, merger or otherwise, to the IMPLANTABLE VISION. No party may assign its respective rights or delegate its respective obligations under this Agreement without the express prior written consent of the other party, provided that CIBA may assign all or part of the right to receive ongoing payments under this Agreement subsequent to the Closing without the consent of IMPLANTABLE VISION.

     8.6. Confidentiality : The terms of the Secrecy Agreement between the parties dated October 31, 2005 shall apply to all information exchanged between the parties in the course of negotiating this Agreement.

     8.7. Third Party Beneficiaries. There are no third party beneficiaries of this Agreement. The provisions of this Agreement are solely for the benefit of the parties and are not intended to confer any rights or remedies to any person which is not a party to this Agreement.

     8.8. Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, (b) on the third business day following the date of dispatch if delivered by an internationally recognized express courier service. All notices hereunder shall be addressed as follows:

              If to IMPLANTABLE VISION, to:


              If to CIBA, to:

                                    CIBA Vision Corporation
                                    Attn: General Counsel
                                    11460 Johns Creek Parkway
                                    Duluth, Georgia, 30097
                                    Attention:  General Counsel


              Any party may, by notice to the other party given in the form specified in this Section 9.8, change the address to which such notices are to be given.

     8.9. Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party and the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable means to effect the original intent of the parties.

     8.10.Force  Majeure.  No Party shall be deemed in default of this Agreement to the extent that any delay or failure in the performance of its obligations under this Agreement results from any cause beyond its reasonable control and without its fault or negligence, such as acts of God, acts of civil or military authority, acts of terrorism, embargoes, epidemics, war, riots, insurrections, fires, explosions, earthquakes, floods, unusually severe weather conditions, labor problems or unavailability of parts, or, in the case of computer systems, any failure in electrical or air conditioning equipment. In the event of any such excused delay, the time for performance shall be extended for a period equal to the time lost by reason of the delay.

     8.11.Headings. The article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     8.12.Schedules and Exhibits. All Schedules and Exhibits referenced in this Agreement and attached hereto are incorporated herein by reference and shall be considered for all purposes as part of this Agreement.

     8.13.Waivers of Default. Waiver by either Party of any default by the other Party of any provision of this Agreement shall not be deemed a waiver by the waiving Party of any subsequent or other default, nor shall it prejudice the rights of the other Party.

     8.14.Public Announcements. Neither party shall issue any press release or other public announcement concerning the transactions contemplated by this agreement without the prior written consent of both the CIBA and IMPLANTABLE VISION, which consent shall not be unreasonably withheld. CIBA consents to allow SEC filings as required by law to be made on Form 8-K and as necessary in other SEC filings.

       IN WITNESS WHEREOF, the Parties, intending to be bound hereby, have executed this Agreement as of the Closing Date.



         SELLER:                                     BUYER:

         CIBA   VISION                               IMPLANTABLE VISION

                                                /s/George Rozakis
By:_______________________                By: ______________________________

                                                George Rozakis
Name:_____________________                Name:_____________________________

                                                President
Title: ___________________               Title: ______________________________


Date:_____________________                Date: ______________________________



         CIBA VISION



By:_______________________


Name:_____________________


Title:____________________

Date:_____________________